                                                                      EXHIBIT 21


                         FABRI-CENTERS OF AMERICA, INC.
                              LIST OF SUBSIDIARIES



                                                          State of                     Percent owned
          Name                                         Incorporation                   by Registrant
        --------------------------------             -----------------               ------------------

        FCA Financial, Inc.                                  Ohio                             100%

        Fabri-Center's of South
        Dakota, Inc.                                         Ohio                             100%

        Fabri-Center's of
        California, Inc.                                     Ohio                             100%

        FCA of Ohio, Inc.                                    Ohio                             100%





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